UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 East Broadway Avenue

Maryville, Tennessee 37804

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDER

A special meeting (the “Special Meeting”) of shareholders of Ruby Tuesday, Inc. (the “Company”) was held on December 20, 2017. A total of 49,522,543 shares of common stock of the Company (“Company Stock”), out of a total of 61,190,829 shares of Company Stock issued and outstanding and entitled to vote as of the close of business on November 17, 2017 (the record date for the Special Meeting) were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the definitive proxy statement dated November 20, 2017 and first mailed to the Company’s shareholders on or about November 20, 2017, is set forth below:

Proposal 1: Approval and Adoption of the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, RTI Holding Company, LLC, a Delaware limited liability company (“Parent”), and RTI Merger Sub, LLC, a Georgia limited liability company and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Company’s shareholders approved and adopted the Merger Agreement. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
45,405,884	825,069	3,291,590

Proposal 2: Approval on a Non-Binding Advisory Basis of Certain Compensation Based on or otherwise Relating to the Merger

The Company’s shareholders approved, on a non-binding, advisory basis, certain compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise related to the Merger. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
30,131,780	16,002,087	3,388,676

Proposal 3: Adjournment of the Special Meeting, if Necessary

The Company’s shareholders approved a proposal to adjourn the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to approve and adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to approve and adopt the Merger Agreement, but in view of the adoption of the Merger Agreement by the Company’s shareholders, this was not necessary. The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

For	Against	Abstain
46,133,070	3,183,289	206,184

Forward Looking Statements

Certain statements in this communication regarding the transaction between the Company and Parent are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the Company and Parent, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in the Company’s definitive proxy statement, most recent report on Form 10-K, Form 10-Q and other documents on file with the U.S. Securities and Exchange Commission.

The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Neither the Company nor Parent can guarantee future results, level of activity, performance or achievements. Moreover, neither the Company nor Parent assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company and Parent assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017

RUBY TUESDAY INC.

By:	/s/ Rhonda Parish
Rhonda Parish
Chief Legal Officer